SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 16, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Effective September 16, 2016, the Company’s Credit Agreement with PNC Bank, N. A. was amended to modify the advance rate with respect to the Company’s Inventory, as defined in the Credit Agreement to be the lesser of (i) 75% of the Eligible Inventory, an increase from 50%, and (ii) 90% of the liquidation value of the Eligible Inventory, an increase from 85%, subject to the inventory sublimit of $12,500,000 and such reserves as PNC may deem proper.    In addition, in the Amendment the lender waived any default resulting from the Company’s obligation to comply with the minimum EBITDA covenant for the period ended June 30, 2016, consented to the issuance of the 12% Convertible Subordinated Notes issued by the Company in an offering completed in September 2016 and the amendment of the Company’s certificate of incorporation to increase the authorized number of shares of preferred stock and Series A Preferred Stock.

Item 9.01   Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 13 to Amended and Restated Revolving Credit, Term Loan and Security Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer